Exhibit (d)(3)


                        LUND INTERNATIONAL HOLDINGS, INC.
                        1999 STOCK OPTION INCENTIVE PLAN

                                   SECTION 1.
                                   DEFINITIONS

As used herein, the following terms shall have the meanings indicated below:

(a)      "Board" means the Board of Directors of the Company.

(b) "Committee" means a Committee of three or more persons who may be appointed by, and serve at the pleasure of, the Board and shall have such powers and authority as are granted to it by the Board. Each of the members of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934.

(c) "Common Stock" means the Common Stock of the Company, subject to adjustment as described in Section 11.

(d) "Company" means Lund International Holdings, Inc., a Delaware corporation.

(e) "Fair Market Value" means with respect to the Common Stock, (i) if such stock is then reported in the national market system or is listed upon an established exchange or exchanges, the closing price of such stock in such national market system or on such stock exchange or exchanges on the date the option is granted or, if no sale of such stock shall have occurred on that date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so reported in the national market system or listed upon an exchange, the average of the "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; (iii) if such stock is not publicly traded as of the date the option is granted, an amount determined by the Board, or the Committee if so empowered by the Board, in its sole discretion by applying principles of valuation with respect to such Options.

(f) "Incentive Stock Option" means a right to purchase Common Stock granted pursuant to the Plan that qualifies and is intended to quality as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code.

(g) "Internal Revenue Code" means the Internal Revenue Code of 1986 as amended from time to time.

(h) "Non-Qualified Stock Option" means a right to purchase Common Stock granted pursuant to the Plan that does not qualify as an Incentive Stock Option.

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(i)      "Option" means an Incentive Stock Option or a Non-Qualified Stock
         Option.

(j) "Optionee" means an employee of the Company or any Subsidiary to whom an Option has been granted under the Plan.

(k) "Plan" means the Lund International Holdings, Inc. 1999 Stock Option Incentive Plan, as amended hereafter from time to time, including the forms of Option Agreements as they may be modified by the Board from time to time.

(l) "Subsidiary" means any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.

                                   SECTION 2.
                                     PURPOSE

         The purpose of the Plan is to promote the success of the Company and its Subsidiaries by facilitating the employment and retention of competent personnel and by furnishing incentive to key employees upon whose efforts the success of the Company and its Subsidiaries will depend to a large degree.

         It is the intention of the Company to carry out the Plan through the granting of Incentive Stock Options and Non-Qualified Stock Options. Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months after the adoption of the Plan by the Board of Directors.

                                   SECTION 3.
                             EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date it is adopted by the Board of Directors of the Company.

                                   SECTION 4.
                                 ADMINISTRATION

         The Plan shall be administered by the Board or, to the extent empowered by the Board, by the Committee, which may be appointed by the Board from time to time. The Board shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described herein) to determine, in its sole discretion, whether an Option shall be granted, the individuals to whom, and the time or times at which Options shall be granted, the number of shares subject to each Option, the Option exercise price, whether such Option will be an Incentive Stock Option or Non-Qualified Stock Option and any other terms and conditions of each Option. The Committee shall have such powers as are granted to it by the Board. The Board, or the Committee if so empowered by the Board, shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option agreements (which may vary from Optionee to Optionee)

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evidencing each Option and to make all other determinations necessary or advisable for the administration of the Plan. The Board's interpretation of the Plan, or the Committee's interpretation if so empowered by the Board, and all actions taken and determinations made by the Board pursuant to the power vested in it hereunder, or by the Committee to the extent empowered by the Board, shall be conclusive and binding on all parties concerned. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan.

         In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

                                   SECTION 5.
                                  PARTICIPANTS

         The Board, or the Committee if so empowered by the Board, shall from time to time, at its discretion and without approval of the shareholders, designate those employees of the Company or of any Subsidiary to whom Options shall be granted. The Board, or the Committee if so empowered by the Board, may grant additional Options to some or all participants then holding Options or may grant such Options solely or partially to new participants. In designating participants, the Board, or the Committee if so empowered by the Board, shall also determine the number of shares to be optioned to each such participant.

                                   SECTION 6.
                                      STOCK

         The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Common Stock. Five Hundred Thousand (500,000) shares of Common Stock shall be reserved and available for Options under the Plan; provided, however, that the total number of shares of Common Stock reserved for Options under this Plan shall be subject to adjustment as provided in Section 11 of the Plan. In the event that any outstanding Option under the Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Common Stock allocable to the unexercised portion of such Option shall continue to be reserved for Options under the Plan and may be optioned hereunder.

                                   SECTION 7.
                                DURATION OF PLAN

         Options may be granted pursuant to this Plan from time to time during a period of ten (10) years from the earlier of the date the Plan is approved by the Board of Directors or the date it is approved by the shareholders of the Company.

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                                   SECTION 8.
                                     PAYMENT

         Optionees may pay for shares upon exercise of Options granted pursuant to this Plan with cash, certified check or with the consent of the Board of Directors, Common Stock of the Company valued at such stock's then Fair Market Value.

                                   SECTION 9.
                         TERMS AND CONDITIONS OF OPTIONS

         Each Option granted pursuant to the Plan shall be evidenced by a written stock option agreement (the "Option Agreement"). The Option Agreement shall be in such form as may be approved from time to time by the Board or the Committee (if so empowered by the Board) and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares and Option Exercise Price. The Option Agreement shall state the total number of shares covered by the Option. The option exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock per share on the date the Board, or the Committee if so empowered by the Board, grants the Option; provided, however, that, if the Option granted is an Incentive Stock Option and the Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the option exercise price per share of such Incentive Stock Option granted to such Optionee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock per share on the date of the grant of the Option. The Board, or the Committee if so empowered by the Board, shall have full authority and discretion in establishing the option exercise price and shall be fully protected in so doing.

         (b) Term and Exercisability of Options. The term during which any Option granted under the Plan may be exercised shall be established in each case by the Board, or the Committee if so empowered by the Board, but in no event shall any Incentive Stock Option be exercisable during a term of more than ten
                  (10) years after the date on which it is granted (or five (5) years from the date of grant for Incentive Stock Options granted to an Optionee who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary). The Option Agreements shall state when the Options become exercisable and shall also state the maximum term during which the Options may be exercised. In the event an Option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the Option

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                  Agreement. The Board, or the Committee if so empowered by the
                  Board, may accelerate the exercise date of any Option granted hereunder which is not immediately exercisable as of the date of grant.

         (c)      Other Provisions. The Option Agreement authorized under this
                  Section 9 shall contain such other provisions as the Board, or the Committee if so empowered by the Board, shall deem advisable. Any Option Agreement relating to an Incentive Stock Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary to ensure that such Option will be considered as an Incentive Stock Option. Any Option Agreement relating to a Non-Qualified Stock Option shall expressly provide that such Option shall not be treated as an Incentive Stock Option.

         (d) Holding Period/Withholding. The disposition of any shares of Common Stock acquired by an Optionee pursuant to the exercise of an Option described above shall not be eligible for the favorable taxation treatment of Section 422 of the Internal Revenue Code unless any shares so acquired are held by the Optionee for at least two (2) years from the date of the granting of the Option under which the shares were acquired and at least one (1) year after the acquisition of such shares pursuant to the exercise of such Option, or such other periods as may be prescribed by the Internal Revenue Code (the "Holding Periods"). Prior to making a disposition (as defined in Section 424(c) of the Code) of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan before the expiration of the Holding Periods, the Optionee shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request. The right of an Optionee to make any such disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to such disposition. The Board shall have the right, in its sole discretion, to endorse the certificates representing such shares with a legend restricting transfer and to cause a stop transfer order to be entered with the Company's transfer agent until such time as the Company receives the amounts necessary to satisfy such withholding and employment-related tax requirements or until the expiration Holding Periods.

                                   SECTION 10.
                               TRANSFER OF OPTION

         No Option shall be transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution and, during the Optionee's lifetime, the Option

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may be exercised only by the Optionee. If the Optionee shall attempt any transfer of any Option granted under the Plan during the Optionee's lifetime, such transfer shall be void and the Option, to the extent not fully exercisable, shall terminate.

                                   SECTION 11.
                    RECAPITALIZATION, SALE, MERGER, EXCHANGE,
                          CONSOLIDATION OR LIQUIDATION

         (a) In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Common Stock covered by each outstanding Option and the price per share thereof shall be equitably adjusted by the Board of Directors to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

         (b) Upon a "Change of Control" of the Company, all outstanding Options shall immediately vest and become exercisable. A "Change of Control" shall be deemed to have occurred if (i) any person or entity becomes the beneficial owner, directly or indirectly, of securities representing in excess of fifty percent (50%) of the voting securities of the Company except for (x) persons who, on March 1, 1998, together with their respective affiliates or associates (as such terms are defined under Section 203 of the Delaware General Corporation Law) own securities representing in excess of forty percent (40%) of the voting securities of the Company; or (y) any affiliates or associates identified in (x) to which any person identified in
                  (x) transfers all or any portion of such voting securities (the persons in (x) and (y) being referred to herein as a "40% Holder"); (ii) the Company sells or otherwise disposes of all or substantially all of its assets in a single transaction or series of related transactions; (iii) persons who, at the beginning of any twelve (12) consecutive month period, constitute the Board of Directors of the Company, at the end of such period cease to constitute a majority of the Board of Directors of the Company, unless (a) prior to September 9, 2000, the nomination or appointment of each new Director was approved by a vote of at least two thirds (2/3) of the Directors then still in office who were Directors at the beginning of such period or (b) on or after September 9, 2000, the nomination or appointment of each new Director was approved or is ratified by a then 40% Holder or by any Director authorized by such 40% Holder to exercise such approval (either pursuant to that certain Amended and Restated Governance Agreement, dated as of November 25, 1997, among the Company, LIH Holdings, LLC and LIH Holdings II, LLC, or otherwise), or (iv) the Company merges or combines with or into any other person or

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                  entity and the stockholders of the Company immediately
                  prior to the consummation of the merger own less than fifty percent (50%) of the outstanding voting securities of the surviving entity upon consummation of the merger.

                                   SECTION 12.
                               INVESTMENT PURPOSE

         No shares of Common Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of the Company's counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Common Stock to an Optionee, the Board, or the Committee if so empowered by the Board, may require the Optionee to (a) represent that the shares of Common Stock are being acquired for investment and not resale and to make such other representations as the Board, or the Committee if so empowered by the Board, shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that the Optionee shall not dispose of the shares of Common Stock in violation of the Securities Act of 1933 and any other applicable securities laws. The Company reserves the right to place a legend on any stock certificate issued upon exercise of an option granted pursuant to the plan to assure compliance with this Section 12.

                                   SECTION 13.
                             RIGHTS AS A SHAREHOLDER

         An Optionee (or the Optionee's successor or successors) shall have no rights as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate evidencing such shares (except as otherwise provided in Section 11 above). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 11).

                                   SECTION 14.
                              AMENDMENT OF THE PLAN

         The Board of Directors of the Company may from time to time, insofar as permitted by law, suspend or discontinue the Plan or review or amend it in any respect; provided, however, that no such revision or amendment shall impair the terms and conditions of any Option which is outstanding on the date of such revision or amendment to the material detriment of the Optionee without the consent of the Optionee. Notwithstanding the foregoing, no such revision or amendment shall be effective, without approval of the stockholders of the Company, if approval of stockholders is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 422 of the Code or

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under the applicable rules or regulations of any securities exchange or the
Nasdaq Stock Market.

                                   SECTION 15.
                        NO OBLIGATION TO EXERCISE OPTION

         The granting of an Option shall impose no obligation upon the Optionee to exercise such Option. Further, the granting of an Option hereunder shall not impose upon the Company, or any Subsidiary any obligations to retain the Optionee as an employee of the Company.

                                   SECTION 16.
                 RIGHT TO WITHHOLD; PAYMENT OF WITHHOLDING TAXES

         The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts which may be due and owing to the Optionee from the Company) or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements (i) attributable to the grant or exercise of an Option or to a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (ii) otherwise incurred with respect to an Option, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before taking any action with respect to the exercise of an Option or the issuance of any stock certificate either to the Optionee or any transferee.

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